                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement        / / Confidential, for Use of the
                                               Commission Only (as permitted by
   /X/  Definitive Proxy Statement             Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              Kellwood Company
           ---------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


           ---------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   /X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2)
        or Item 22(a)(2) of Schedule 14A.

   / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

   1)  Title of each class of securities to which transaction applies:


       ------------------------------------------------------------------------

   2)  Aggregate number of securities to which transaction applies:



       ------------------------------------------------------------------------

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)


       ------------------------------------------------------------------------

   4)  Proposed maximum aggregate value of transaction:



       ------------------------------------------------------------------------

   5)  Total fee paid:



    / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)  Amount Previously Paid:



       ------------------------------------------------------------------------

   2)  Form, Schedule or Registration Statement No.:



       ------------------------------------------------------------------------

   3)  Filing Party:



       ------------------------------------------------------------------------

   4)  Date Filed:



       ------------------------------------------------------------------------

                                    KELLWOOD
                                     COMPANY

                                      1996

                                PROXY STATEMENT

                                KELLWOOD COMPANY
             600 KELLWOOD PARKWAY, ST. LOUIS COUNTY, MISSOURI 63017

                              1996 Proxy Statement
                                      and
                    Notice of Annual Meeting of Shareowners

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareowners of Kellwood Company, a Delaware corporation (hereinafter referred to as the ``Company''), will be held at 600 Kellwood Parkway, St. Louis County, Missouri, on Thursday, August 22, 1996, at 9:00 A.M. for the following purposes:

        1. To elect four members to the Board of Directors to hold office for a period of two years and until their successors are duly elected and qualified;

        2. To transact such other business as may properly come before the meeting, including any adjourned session thereof.

    The Board of Directors has fixed the close of business on June 24, 1996 as the record date for determining shareowners entitled to notice of the aforesaid Annual Meeting and to vote thereat in person or by proxy.

    The Proxy Statement is set forth following this Notice of Annual Meeting. Also accompanying this Notice of Annual Meeting are a Proxy and the Company's Annual Report for the fiscal year ended April 30, 1996.

                                           By Order of the Board of Directors

                                           /s/ Thomas H. Pollihan
                                           Thomas H. Pollihan
                                           Vice President, Secretary and
                                           General Counsel

St. Louis, Missouri
July 11, 1996

                                KELLWOOD COMPANY
                              600 KELLWOOD PARKWAY
                        ST. LOUIS COUNTY, MISSOURI 63017

                                                                     APPROXIMATE
                                                                   MAILING DATE:
                                                                   JULY 11, 1996

                                PROXY STATEMENT
                 ANNUAL MEETING OF SHAREOWNERS--AUGUST 22, 1996

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of the accompanying proxy card by the Board of Directors of Kellwood Company, a Delaware corporation (the ``Company''), for the Annual Meeting of Shareowners to be held on August 22, 1996. Only shareowners of record at the close of business on June 24, 1996, are entitled to notice of, and to vote (in person or by proxy) at the meeting.

    This Proxy Statement and proxy card are being mailed on or about July 11, 1996. The Company's Annual Report (including financial statements) to its shareowners for the fiscal year ended April 30, 1996, accompanies this Proxy Statement.

    The expense of soliciting proxies for the meeting, including the cost of preparing, assembling and mailing the notice, proxy card and Proxy Statement and the reasonable costs of brokers, nominees and fiduciaries in supplying proxies to beneficial owners, will be paid by the Company. The solicitation will be made by the use of the mails, through brokers and banking institutions, and by officers and regular employees of the Company.

VOTING PROCEDURES

    Shareowners are entitled to one vote per share owned on the record date and, with respect to the election of directors, shareowners have the right to cumulative voting. Under cumulative voting, each shareowner is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares he or she owns, and he or she may cast all of his or her votes for one nominee or distribute them in any manner he or she chooses among any number of nominees.

    If the accompanying proxy card is signed and returned in time, the shares represented thereby will be voted, unless otherwise indicated on the proxy card, in accordance with the specifications thereon. If no contrary specification is made, the proxies intend to vote the shares so represented to elect the largest number of the nominees for directors named herein which can be elected under cumulative voting. If no other persons are nominated for election to the Board, votes represented by all properly executed proxy cards will be distributed in approximately equal numbers among the nominees set forth below. If allocation is necessary, the proxies will use their discretion in making the allocation among nominees. Shareowners who do not wish to have their votes distributed in approximately equal numbers among the nominees or do not want to grant the proxies discretion to allocate, if allocation is deemed necessary by the proxies, should mark their proxy cards to indicate how they wish to have the proxies distribute their votes.

    The proxies reserve the right not to vote and to return to a shareowner any proxy card in which the authority to vote shares represented thereby is made subject to any condition or conditions by such shareowner other than as expressly provided for in the accompanying proxy card.

    The four directors receiving the highest number of the votes at the meeting, present in person or by proxy, will be elected. Those proxies containing instructions to ``Withhold Authority'' to vote shares for one or all of the nominees will be counted for the purpose of determining a quorum to transact business, but not entitled to vote for the nominee(s) for which voting authority is being withheld. Abstentions and broker non-votes will be counted to determine a quorum, but will not be counted in the election of directors.

    The Company's management knows of no matter to be brought before the meeting other than that referred to in Item 1 of the foregoing Notice of Annual Meeting of Shareowners. However, if any other matters properly come before the meeting, it is intended that the proxy cards in the accompanying form which are duly signed and returned in time will be voted on those matters in accordance with the judgment of the person or persons voting the proxy card. Any shareowner who signs and returns a proxy card may revoke that proxy card at any time prior to the voting thereof either by revoking the proxy card in person at the meeting or by delivering a signed written notice of revocation to the office of the Secretary of the Company before the meeting begins.

SHAREOWNER PROPOSALS

    Shareowners wishing to include proposals in the Company's Proxy Statement for the 1997 Annual Meeting of Shareowners must submit their proposals so that they are received by the Secretary of the Company at the principal executive offices in St. Louis by March 15, 1997. In addition, Section 2.10 of the Company's By-Laws imposes certain time and information requirements on shareowners wishing to bring business before a shareowner meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    At the close of business on June 24, 1996 (the ``record date''), the Company had 21,240,543 shares outstanding. The table listed below contains information concerning each person who is known by the Company to be the beneficial owner of more than five percent of the Company's common stock. To the best of the Company's knowledge, no other persons are beneficial owners of five percent or more of the Company's shares.

                                                                               AMOUNT
                                                                             AND NATURE
                                          NAME AND ADDRESS                  OF BENEFICIAL      PERCENT
       TITLE OF CLASS                   OF BENEFICIAL OWNER                   OWNERSHIP        OF CLASS
       --------------                   -------------------                 -------------      --------
Common Stock                  FMR Corp.
                              82 Devonshire Street
                              Boston, MA 02109                              1,201,850<F1>         5.68%

Common Stock                  Neuberger & Berman
                              605 Third Avenue
                              New York, NY 10158                            1,792,000<F2>         8.46%

- --------
<F1> As reported on their Schedule 13G dated February 14, 1996, FMR Corp., a parent holding company, was the beneficial owner of 1,201,850 shares representing approximately 5.68% of the total shares outstanding on that day. The 1,201,850 shares include 854,700 shares beneficially owned by its subsidiary, Fidelity Management & Research Company, a registered Investment Advisor, and 347,150 shares beneficially owned by FMR's subsidiary, Fidelity Management Trust Company, a bank. FMR Corp. has sole voting power for 279,550 of the shares, shared voting power for none of the shares and sole dispositive power for 1,201,850 shares.

<F2> As reported on their Schedule 13G dated February 12, 1996, Neuberger &
     Berman, a registered Broker-Dealer and Investment Advisor, was the beneficial owner of 1,792,000 shares representing 8.46% of the total shares outstanding on that day. Neuberger & Berman has sole voting power for 1,021,700 shares, shared voting power for 625,150 shares, sole dispositive power for none of the shares, and shared dispositive power for 1,792,000 shares.

                             ELECTION OF DIRECTORS

    The Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three nor more than 15 directors, with the number of directors to be fixed by the Board, and that the Board shall be divided into two classes, with one class being elected each year for a two-year term. On November 21, 1995, the Board of Directors by resolution amended section
3.1 of the Company's By-laws fixing the number of directors at ten and, accordingly, four directors are to be elected at the annual meeting to serve for two years or until the 1998 Annual Meeting of Shareowners and until their respective successors shall have been elected and qualified. The persons named as proxies in the accompanying proxy card have indicated that they intend to vote for the election of the largest number of nominees set forth hereinafter which they can elect under cumulative voting. For a discussion of cumulative voting, see above.

    In the event that any of the following nominees for election as director is not available to serve as a director at the time of election at the meeting, proxy cards may be voted for a substitute nominee as well as for the remaining nominees named herein. However, the Company's management has no reason to anticipate that any nominees will be unavailable.

                   NOMINEES FOR ELECTION TO SERVE UNTIL 1998

JERRY M. HUNTER, AGE 44

    Director of the Company since 1994. Partner at Bryan Cave (law firm) from December 1993 to present. General Counsel, National Labor Relations Board, Washington, D.C., from November 1989 to November 1993. Director, Missouri Department of Labor and Industrial Relations from 1986 to 1989. Labor Counsel, Kellwood Company from November 1981 to May 1986.

    Member: Audit Committee.

JAMES C. JACOBSEN, AGE 61

    Director of the Company since 1975. Vice Chairman since November 22, 1994. Executive Vice President Administration from May 31, 1989 to November 22, 1994. Senior Vice President Finance-Administration from 1988 to 1989. Senior Vice President Finance from 1986 to 1988.

    Member: Executive and Finance Committees.

JAMES S. MARCUS, AGE 66

    Director of the Company since 1965. A Limited Partner of The Goldman Sachs Group, L.P. (investment bankers) since March 28, 1989. A Limited Partner of Goldman, Sachs & Co. (investment bankers) from December 1, 1982 to March 28, 1989. Director of American Biltrite, Inc.

    Member: Finance and Compensation and Stock Option Committees.

WILLIAM J. MCKENNA, AGE 69

    Director of the Company since 1982. Chairman and Chief Executive Officer since November 22, 1994. Chairman, President and Chief Executive Officer from May 1, 1991 to November 22, 1994. Chief Executive Officer since 1984. President from 1982 to November 22, 1994. Director of Genovese Drug Stores, Inc. and United Missouri Bancshares, Inc.

    Member: Executive Committee.

                    DIRECTORS CONTINUING TO SERVE UNTIL 1997

RAYMOND F. BENTELE, AGE 59

    Director of the Company since 1993. President and Chief Executive Officer of Mallinckrodt, Inc. from 1978 until retirement on November 30, 1992. Director of Mallinckrodt Group Inc. (manufacturer of medical, specialty chemical and veterinary products). Director of IMC Global, Inc. (food crop mineral nutrients). Director of Leggett & Platt, Inc. (manufacturer of components for the home furnishings industry).

    Member: Compensation and Stock Option Committee.

EDWARD S. BOTTUM, AGE 62

    Director of the Company since 1981. Managing Director, Chase Franklin Corporation (merchant banking) since April 1990. Retired Vice Chairman Continental Bank Corporation as of March 30, 1990. Chairman and Director, Geo.
T. Schmidt, Inc. (manufacturer of machines and dies) since 1991. Director, Azar Nut Company (food processing) since 1991. Director, Wireless Data Corporation (manufacturer of measurement instruments for harsh environments) since December 1993. Trustee, The Time Horizon Funds (mutual funds family) since July 1995. Chairman, Learning Insights, L.L.C. (publisher of interactive multimedia training products) since February 1996.

    Member: Audit and Finance Committees.

KITTY G. DICKERSON, PH.D., AGE 56

    Director of the Company since 1991. Professor and Chair of the Department of Textile and Apparel Management, University of Missouri, Columbia, Missouri from 1986 to Present.

    Member: Audit Committee.

LEONARD A. GENOVESE, AGE 62

    Director of the Company since 1995. President, Genovese Drug Stores, Inc. since 1974. Chairman of the Board of Genovese Drug Stores, Inc. from 1978 to present (chain drug stores). Director of Aid Auto Stores, Inc. (automotive parts supply), and Roosevelt Savings Bank (banking), Garden City, New York.

    Member: Compensation and Stock Option Committee.

HAL J. UPBIN, AGE 57

    Director of the Company since 1995. President and Chief Operating Officer of the Company from November 22, 1994 to present. Executive Vice President Corporate Development from May 28, 1992 to November 22, 1994. Vice President Corporate Development from November 27, 1990 to May 27, 1992. President of American Recreation Products, Inc. from March 1, 1989 to May 1, 1992, and Director from May 1, 1991 to present. American Recreation Products, Inc. is a wholly-owned subsidiary of the Company.

    Member: Executive Committee.

FRED W. WENZEL, AGE 80

    Director of the Company since 1961. Chairman Emeritus since May 1, 1991. Chairman of the Board from 1964 to April 30, 1991.

    Member: Executive Committee

COMPENSATION OF DIRECTORS

    Directors who are employees of the Company receive no compensation for their service as directors. Non-employee directors were compensated for their services at the rate of $23,000 per annum. In addition, each non-employee director receives $1,000 for each Board Meeting and $800 for each Committee meeting attended, not to exceed $1,800 for any one day, and is reimbursed for expenses incurred in attending those meetings.

    Under the 1995 Stock Option Plan for Nonemployee Directors, each person who remains or becomes a Nonemployee Director of the Company is granted an option to purchase 1,000 shares of Common Stock on the first business day after the date of the first annual meeting at which such person was elected or remained a Nonemployee Director. The option price for each share granted to a Nonemployee Director is 100% of the fair market value of the shares subject to option on the date of the option grant. The option price may be paid by check or by the delivery of shares of Common Stock then owned by the participant.

                       BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors is responsible for establishing broad corporate policies and for overseeing the general performance of the Company. The Board meets regularly four times per year, and holds special meetings as required. In fiscal 1996, the Board met four times.

    Each director spends considerable time in preparing for and attending Board and Committee meetings. During the Company's most recent fiscal year, each director attended at least 75% of the Board meetings and meetings of Committees to which he or she was appointed.

    The Board has an Executive Committee, Finance Committee, Audit Committee and Compensation and Stock Option Committee.

    The Executive Committee, between Board meetings, has all the authority of the Board of Directors in the management of the business affairs of the Company (except for action relating to dividends, stock issuances, and certain fundamental corporate changes). The Executive Committee did not meet during fiscal 1996.

    The Finance Committee's responsibilities are to study and suggest methods for obtaining the future financing requirements of the Company. The Finance Committee did not meet during fiscal 1996.

    The Audit Committee's responsibilities include recommending to the Board of Directors the independent accountants to be employed for the purpose of conducting the annual examination of the Company's financial statements, discussing with the independent accountants the scope of their examination, reviewing the Company's financial statements and the independent accountants' report thereon with Company personnel and the independent accountants, and inviting the recommendations of the independent accountants regarding internal controls and other matters. The Audit Committee met two times during fiscal 1996.

    The Compensation and Stock Option Committee's responsibilities include approving salaries of executives of the Company, administering and interpreting compensation plans, and granting cash bonuses, stock bonuses and other benefits under such plans. The Compensation and Stock Option Committee met one time during fiscal 1996.

                  MANAGEMENT OWNERSHIP OF THE COMPANY'S STOCK

    Under regulations of the Securities and Exchange Commission, persons who have power to vote or to dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of those shares. The following table shows, as of June 24, 1996, the beneficial ownership of each present director and each nominee for director, and of all present directors and executive officers as a group, of shares of the Company's common stock. This information has been furnished to the Company by the individuals named. As shown in the last column, in some cases a significant number of the shares indicated in the center column as being beneficially owned are actually unissued shares attributable to unexpired options for the Company's common stock which are presently exercisable or first become exercisable within 60 days after June 24, 1996. With the exception of Mr. McKenna who owns approximately 1.3% of the outstanding common stock of the Company, no nominee or present director owns more than 1% thereof. All executive officers and directors as a group own approximately 4.3% of the outstanding common stock.

                                                                            NUMBER OF SHARES
                                                   NUMBER OF              INCLUDED IN PREVIOUS
                                                     SHARES               COLUMN ATTRIBUTABLE
NAME OF INDIVIDUAL                                BENEFICIALLY                TO UNEXPIRED
OR NUMBER IN GROUP                                   OWNED                OPTIONS TO PURCHASE
- ------------------                                ------------            --------------------
R. F. Bentele................................        1,750                       1,000

E. S. Bottum.................................        3,550                       1,000

K. G. Dickerson..............................        1,600                       1,000

L. A. Genovese...............................        1,845                        -0-

J. M. Hunter.................................        1,000                       1,000

J. C. Jacobsen...............................      128,104                      60,540

J. S. Marcus.................................        1,900                       1,000

W. J. McKenna................................      273,327<F1>                 147,560

H. J. Upbin..................................       46,949                      38,320

F. W. Wenzel.................................      207,785                       1,000

All directors and executive officers<F2> as a
  group (20 persons including those named)...      938,299                     433,330

- --------
<F1> Does not include 202 shares owned by Mr. McKenna's wife, 2,000 shares owned by his daughter, and 2,000 shares owned by his son. Mr. McKenna disclaims beneficial ownership of these shares.

<F2> Does not include shares owned by spouses and siblings of unnamed executive officers who disclaim beneficial ownership of these shares.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table shows the amount of all compensation earned for services in all capacities to the Company for the last three fiscal years for (i) the Chief Executive Officer, and (ii) the other four most highly paid executive officers (the ``Named Officers'') at April 30, 1996.

                                                 SUMMARY COMPENSATION TABLE
                                                                                     LONG TERM COMPENSATION
                                                                            ---------------------------------------
                                               ANNUAL COMPENSATION                    AWARDS              PAYOUTS
                                       -----------------------------------  -------------------------   -----------
              (A)                (B)      (C)            (D)        (E)           (F)           (G)         (H)            (I)
                                                                   OTHER
                                                                  ANNUAL       RESTRICTED                               ALL OTHER
           NAME AND                                               COMPEN-        STOCK        OPTIONS      LTIP          COMPEN-
      PRINCIPAL POSITION        YEAR   SALARY ($)     BONUS ($) SATION ($)  AWARD(S) ($)<F1>    (#)     PAYOUTS ($)     SATION ($)
      ------------------        ----   ----------     --------- ----------  ----------------  -------   -----------     ----------
William J. McKenna              1996   $820,000       $290,000       0          $      0       96,000       0         $ 4,500<F3>
Chairman, CEO and               1995    790,000              0       0                 0      152,800       0           4,500<F3>
Director<F2>                    1994    740,000        370,000       0           441,783       43,800       0           6,930<F3>

Hal J. Upbin                    1996    450,000        150,000       0                 0       30,000       0           5,500<F3>
President, Chief Operating      1995    323,849              0       0                 0       23,700       0           6,500<F3>
Officer and Director            1994    283,000        110,000       0           106,018       12,000       0           5,722<F3>

Enoch Harding, Jr.              1996    275,000        200,000       0                 0       15,000       0           4,838<F3>
Executive Vice President        1995    231,417        160,000       0                 0        8,000       0           5,412<F3>
Operations                      1994        N/A<F4>        N/A      N/A              N/A          N/A       0             N/A

James C. Jacobsen               1996    360,000        100,000       0                 0       30,000       0           4,500<F3>
Vice Chairman                   1995    360,000              0       0                 0       30,800       0           6,600<F3>
and Director                    1994    350,000        140,000       0           176,697       17,100       0           6,945<F3>

Harry B. Holding                1996    330,000              0       0                 0            0       0           6,051<F3>
Executive Vice President        1995    330,000              0       0                 0       10,000       0           4,412<F3>
Marketing<F5>                   1994    330,000         50,000       0                 0        6,000       0           6,845<F3>

- --------
<F1> The restricted stock awards attributable to the Named Executives for fiscal years through April 30, 1996, including the awards in Column (f), which are still subject to restrictions under the Corporate Development Incentive Plan, and valued at the fair market price as of April 30, 1996, are as follows: W. J. McKenna, 14,895 shares at $238,320; H. J. Upbin, 3,509 shares at $56,144; E. Harding, 0 shares; J. C. Jacobsen, 5,847 shares at $93,552; and Harry B. Holding, 4,158 shares at $66,528. The Corporate Development Incentive Plan is a restricted stock award with performance criteria based on one year's performance. Dividends are paid on restricted shares.

<F2> W. J. McKenna has a contract of employment through November 30, 1996.
     Effective May 1, 1996 his salary was increased to $850,000.

<F3> Employer matching 401(k) plan contribution.

<F4> Not an executive officer of the Company for the fiscal year.

<F5> By agreement with the Company, Mr. Holding will be paid a deferred compensation retirement benefit of $2,100 per month payable in 120 monthly payments. In addition, a separate agreement provides a death benefit compensation of $500,000 to Mr. Holding's beneficiary if he dies while employed by the Company or its subsidiaries.

    The following two tables contain information covering stock options granted during the fiscal year ended April 30, 1996, to the Named Officers and the number and value of unexercised stock options held by those officers at the end of the last fiscal year. No SARs were granted in conjunction with the options.

                                                OPTION GRANTS TABLE
                                       OPTION GRANTS DURING 1996 FISCAL YEAR
                                                                                             POTENTIAL REALIZABLE VALUE
                                                                                             AT ASSUMED ANNUAL RATES OF
                                                                                              STOCK PRICE APPRECIATION
                                            INDIVIDUAL GRANTS                                     FOR OPTION TERM
                               ------------------------------------------                    -------------------------
                                               % OF TOTAL
                                                OPTIONS
                                               GRANTED TO     EXERCISE OR
                                 OPTIONS      EMPLOYEES IN    BASE PRICE    EXPIRATION
            NAME               GRANTED (#)   FISCAL YEAR<F1>   ($/SHARE)       DATE          5% ($)            10% ($)
            ----               -----------   ---------------  -----------   ----------       ------            -------
William J. McKenna...........     96,000          25.70        $20.31        08/24/05      $1,226,194        $3,107,415
Hal J. Upbin.................     20,000           5.35         20.31        08/24/05         255,457           647,378
                                  10,000           2.68         20.31        08/24/05         127,729           323,689
                                  ------          -----                                    ----------        ----------
                                  30,000           8.03                                       383,186           971,067
                                  ======          =====                                    ==========        ==========

Enoch Harding, Jr............     15,000           4.02         20.31        08/24/05         191,593           485,534
James C. Jacobsen............     20,000           5.35         20.31        08/24/05         255,457           647,378
                                  10,000           2.68         20.31        08/24/05         127,729           323,689
                                  ------          -----                                    ----------        ----------
                                  30,000           8.03                                       383,186           971,067
                                  ======          =====                                    ==========        ==========

Harry B. Holding.............     00,000           0.00         00.00        00/00/00         000,000           000,000

- --------
<F1> Total options granted during 1996 were 373,500 shares to the Named Officers and all other employees.

                                               OPTION EXERCISES IN 1996 FISCAL YEAR
                                                  AND FY-END 04/30/96 VALUE TABLE
                           (A)                               (B)                (C)                 (D)                 (E)
                                                                                                                      VALUE OF
                                                                                                                    UNEXERCISED
                                                                                                 NUMBER OF          IN-THE-MONEY
                                                                                                  OPTIONS             OPTIONS
                                                                                               AT FY-END (#)       AT FY-END ($)
                                                             SHARES                               04/30/96            04/30/96
                                                           ACQUIRED ON
                                                            EXERCISE           VALUE            EXERCISABLE/        EXERCISABLE/
      NAME                                                     (#)          REALIZED ($)       UNEXERCISABLE       UNEXERCISABLE
      ----                                                 -----------      ------------       -------------       -------------
William J. McKenna.......................................         0                 0         104,450/277,100     $104,310/52,155
Hal J. Upbin.............................................         0                 0          28,020/ 63,480       70,553/10,431
Enoch Harding, Jr........................................     6,000           $27,522          11,200/ 32,800       00,000/ 5,561
James C. Jacobsen........................................         0                 0          44,320/ 76,780       75,103/18,776
Harry B. Holding.........................................         0                 0          24,230/ 22,820       44,484/22,242

                               RETIREMENT PROGRAM

PENSION PLAN

    The Kellwood Company Pension Plan is a defined benefit plan covering substantially all employees of the Company and participating subsidiaries. The basic annual pension benefit under the Plan for service after April 30, 1989 is equal to 12 times 0.5% of average monthly earnings times credited service after April 30, 1989, plus 12 times 0.5% of average monthly earnings, in excess of covered compensation, multiplied by years of credited service commencing on or after May 1, 1989 up to 35 years. Covered compensation is defined as the average social security wage base for the 35 years before an employee reaches social security retirement age. Average monthly earnings under the Plan is the average of an employee's monthly earnings defined under the Plan paid during the highest paid five consecutive full calendar years within an employee's credited service. The amount of final benefits is not and cannot readily be calculated for each individual by the Plan's regular actuaries.

    Plan participants as of April 30, 1989, who continued as employees after April 30, 1989, will receive their amended accrued benefits as of April 30, 1989 plus benefits earned after that date. For employees earning $150,000 per year or more, an amended accrued monthly benefit as of April 30, 1994 was calculated. The amended accrued monthly benefits at April 30, 1994, for officers listed in the Summary Compensation Table were as follows: W. J. McKenna, Chairman and Chief Executive Officer, $9,333.49; H. J. Upbin, President and Chief Operating Officer, $615.06; E. Harding, Jr., Executive Vice President Operations, $1,766.95; J. C. Jacobsen, Vice Chairman, $5,560.28; and Harry B. Holding, Executive Vice President Marketing, $521.54. As of April 30, 1996, of the officers listed in the Summary Compensation Table, Mr. McKenna, Mr. Upbin, Mr. Harding, Mr. Jacobsen and Mr. Holding have approximately two years of credited service subsequent to May 1, 1994. The table below is indicative of annual benefits for service after April 30, 1989, using covered compensation for employees retiring at normal retirement age in calendar 1996. Benefits for employees who retire in subsequent years will be lower reflecting increases in the average social security wage base.

                                      PENSION PLAN TABLE
                                                             YEARS OF SERVICE
                                             --------------------------------------------------
REMUNERATION                                   5         10         15         20         30
- ------------                                 ------    -------    -------    -------    -------

$   50,000................................   $1,810    $ 3,620    $ 5,430    $ 7,240    $10,860

   100,000................................    4,310      8,620     12,930     17,240     25,860

   125,000................................    5,560     11,120     16,680     22,240     33,360

   150,000................................    6,810     13,620     20,430     27,240     40,860

   200,000................................    6,810     13,620     20,430     27,240     40,860

   250,000................................    6,810     13,620     20,430     27,240     40,860

   350,000................................    6,810     13,620     20,430     27,240     40,860

   500,000................................    6,810     13,620     20,430     27,240     40,860

   750,000................................    6,810     13,620     20,430     27,240     40,860

 1,000,000................................    6,810     13,620     20,430     27,240     40,860

 1,300,000................................    6,810     13,620     20,430     27,240     40,860

    Section 401(a)(17) of the Internal Revenue Code limits annual earnings for purposes of calculating benefits under Kellwood's pension plan to $150,000.
Section 415 of the Internal Revenue Code limits annual benefits payable from the plan at age 65 to $120,000. However, benefits accrued prior to the enactment of these limitations were not reduced accordingly.

            REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON
                             EXECUTIVE COMPENSATION

    This Report and the following Performance Graph shall not be deemed to be incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and they shall not otherwise be deemed filed under such Acts.

OVERVIEW

    The Company's Board of Directors has established a three member Compensation and Stock Option Committee (the ``Committee''). Each member of the Committee is a non-employee director.

    The Securities and Exchange Commission has adopted rules which are designed to enhance disclosure of the policies of companies regulated by the Commission in regard to executive compensation. In response to these rules the Committee has prepared a report, as outlined below, on the Company's policies and practices with respect to executive compensation.

    The Company's executive officer compensation program consists of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options and stock awards, and various benefits including medical, pension, and 401(k) savings plans generally available to employees of the Company.

COMPENSATION POLICIES

    The Committee's executive compensation policies are designed to provide competitive levels of compensation which integrate pay with the Company's annual and longer term performance goals, reward above average performance, recognize individual initiative and achievements, assist the Company in attracting and retaining qualified executives and build the ownership of Company stock by key managers. The Committee is of the view that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning the interests of management with the interests of the Company's shareowners which ultimately enhances shareowner value. The Committee further believes that bonus and other forms of incentive-based compensation encourage management to attain preset commercial goals for the Company.

BASE SALARY

    The Committee reviews each executive officer's salary annually and considers recommendations submitted by the Chief Executive Officer. In determining appropriate salary levels, the Committee considers a variety of sources, including industry surveys, proxy statements, and outside consultants. The Committee also considers the level and scope of responsibility, experience, Company and individual performance, and internal equity. The Committee uses its discretion to set executive compensation where in its judgment external, internal, or an individual's circumstances warrant. By design, the Committee strives to set executives' salaries at competitive market levels. Increases are based on comparable companies' practices, the Company's achievement of its financial plan, and the individual's performance. The salary increases in fiscal 1996 were based on the Committee's review of the return on equity, net earnings as a percent of sales and earnings per share growth over the prior five years.

ANNUAL CASH INCENTIVES

    Annual cash incentive compensation awards are made to executives to recognize and reward corporate and individual performance. Goals for Company and business unit performance are set at the beginning of each fiscal year. In determining whether to award cash bonuses, the Committee compares the Company's financial performance against its annual financial plan, considers individual performance, and Company performance against that of peer companies. In considering bonuses for executives other than Mr. McKenna, the Committee considers bonus recommendations submitted by the Chief Executive Officer. The Committee also receives an assessment of the performance of each executive from Mr. McKenna and discusses the assessments with him. When assessing the performance of Mr. McKenna, the Committee meets privately. Cash bonuses were awarded within the policy guidelines of the annual cash bonus program. See column (d) of the Summary Compensation Table.

ANNUAL STOCK INCENTIVES

    The Committee administers the Company's Restricted Stock Compensation Plan and the Corporate Development Incentive Plan, both of which award shares of the Company's common stock. Under the Restricted Stock Compensation Plan, restricted shares are granted to qualified employees and are released from restrictions ratably over five years. Awards are limited to an aggregate of 25,000 shares for any Plan year. In fiscal 1996, no awards were made to any executive officers.

    The Committee selects key corporate executives to be participants in the Corporate Development Incentive Plan based upon its judgment of the executive's ability to significantly affect major decisions and actions which influence the continued profitable growth and development of the Company, the value of the executive's continuing service and the probable detriment of his or her employment by competitors. The Committee selects participants and sets the performance goals which must be achieved during the measurement period. The measures and objectives may be based on earnings per share, earnings before tax and gains on sale of assets, or other criteria which the Committee establishes. Payment of awards under the Plan are made in common stock. An award, if any, is made to a participant by the Company at the time the Committee determines that performance goals have been met. Restrictions on the shares lapse and shares are transferred to the participants in installments over approximately three years, provided the shares have not been forfeited. Awards granted to qualified employees under the Plan are limited to an aggregate of 105,000 shares for any Plan year. The shares covered by the awards may not be transferred, sold, pledged or otherwise disposed of prior to the lapse of restrictions. A target award level is established for each executive officer based on his or her level of responsibility. Based on Company earnings, a participant may have the opportunity to earn awards in excess of the targeted amounts for the Company's outstanding performance. Threshold standards required to be met before any stock bonus award is made are also established. In fiscal 1996, the performance goal was not met and no awards were made. See column (f) of the Summary Compensation Table.

STOCK OPTIONS

    The Committee administers the Company's 1995 Omnibus Incentive Stock Plan which provides for awards of incentive stock options, non-qualified stock options and stock appreciation rights. These awards directly relate the amounts earned by the executives to the amount of appreciation realized by the Company's shareowners over comparable periods. Stock options also provide executives with the opportunity to acquire and build a meaningful ownership interest in the Company. While the Company encourages stock ownership by executives, it has not established any target levels for executive stock holdings. Awards are generally made at a level calculated to be competitive. See the Option Grants During 1996 Fiscal Year Table.

    The Committee considers stock option awards on an annual basis. These are normally awarded in May. In determining the amount of options awarded, the Committee generally establishes a level of award based on the position held by the individual and his or her level of responsibility, both of which reflect the executive's ability to influence the Company's long-term performance. The number of options previously awarded to and held by executives are also reviewed but are not an important factor in determining the size of the current award. The number of options actually awarded in any year is based on an evaluation of the individual's performance.

OTHER BENEFIT PROGRAMS

    The executive officers participate in various health, life and disability insurance programs, pension plan and a retirement savings 401(k) plan, that are generally made available to all salaried employees. Executive officers also receive certain traditional perquisites that are customary for their positions.

    The Committee believes that the overall program it has adopted, with its emphasis on long term compensation, serves to focus the efforts of the Company's executives on the attainment of a sustained high rate of Company growth and profitability for the benefit of the Company and its stockholders.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

    The Company's Chief Executive Officer, W. J. McKenna, has an Employment Agreement. Effective May 1, 1996, his salary was increased to $850,000 which is comparable to the compensation paid by companies of similar size. Mr. McKenna has had an Employment Agreement with the Company since 1982 which ends on November 30, 1996 and coincides with Mr. McKenna's seventieth birthday.

    The Committee approved a cash bonus to Mr. McKenna of $290,000 for fiscal 1996.

    In approving the salary increase and the bonus for fiscal 1996 and the grant of stock options in fiscal 1996 to Mr. McKenna, the Committee took into account the level and scope of his responsibilities and contributions to the Company.

COMPANY POLICY ON QUALIFYING COMPENSATION

    Internal Revenue Code Section 162(m), adopted in 1993, provides that publicly-held companies may not deduct in any taxable year compensation in excess of $1,000,000 paid to the CEO and other executive officers which is not ``performance based'' as defined in Section 162(m). The Committee will continue to monitor the effect of this new provision on the Company's existing compensation plans and will take appropriate action if warranted in the future to maintain the deductibility of payments under the plan.

COMMITTEE COMPOSITION

    This Report is submitted by the members of the Committee as of April 30, 1996.

            Raymond F. Bentele
            Leonard A. Genovese
            James S. Marcus, Chairman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Except as stated below, there are no interlocks or insider participation with any executive officers of the Company or with the members of the Committee, Messrs. Bentele, Genovese and Marcus. Mr. Genovese, a Director, is Chairman of the Board and President of Genovese Drug Stores, Inc. Mr. McKenna serves as a Director on that Board. He also served as a member of the Compensation Committee until he resigned from the Committee on June 12, 1995.

    Jerry M. Hunter was elected a director at the Annual Meeting of Shareowners held on August 25, 1994. Mr. Hunter is a partner in the law firm of Bryan Cave in St. Louis, Missouri. The services of the law firm have been retained during the last fiscal year and during the current fiscal year. Fees paid by the Company to Bryan Cave did not exceed five percent of the law firm's gross revenues for that firm's last fiscal year.

                               PERFORMANCE GRAPH

    The following graph compares the performance of Kellwood common shares with that of the S&P 500 and S&P Textile Indices. The graph plots the growth in value of an initial $100 investment over the indicated time periods, with dividends reinvested.

                                    [GRAPH]

                           4/91     4/92     4/93     4/94     4/95     4/96
Kellwood Co.               $100     $203     $197     $268     $204     $192
S&P 500 Index              $100     $114     $125     $131     $154     $201
S&P Textile Index          $100     $109     $109      $95      $93     $113

Note: Total return assumes reinvestment of dividends.

OTHER OFFICER AGREEMENTS

    The Company has agreements with Messrs. McKenna, Jacobsen, and several of the other officers providing for compensation in connection with termination of employment following a Change in Control, as well as if all or substantially all of the Company's assets are sold by the Company, or the Company is liquidated or ceases to function as a going concern. These agreements provide for the payment of a lump sum within five days of the date of termination equal to the sum of (a) two times the officer's highest base salary in effect during the fiscal year in which the date of termination occurs, (b) two times the officer's average annual incentive awards during the last three full fiscal years, (c) the incentive award which, pursuant to any benefit plan of the Company, had accrued or would have accrued to the officer during the last full fiscal year, and (d) the last bonus award earned by the officer under the Company's annual bonus program.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    The Securities Exchange Act of 1934 requires all executive officers and directors to report any changes in the ownership of common stock of the Company to the Securities and Exchange Commission, the New York Stock Exchange and the Company.

    Based solely upon a review of these reports and written representations that no additional reports were required to be filed in fiscal 1996, the Company believes that all reports were filed on a timely basis.

                         INDEPENDENT ACCOUNTANTS

    The Audit Committee recommended to the Board and the Board approved on May 30, 1996, the retention of Price Waterhouse LLP to serve as the Company's independent accountants for fiscal year 1997.

    Representatives of Price Waterhouse LLP will be present at the annual meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                                                 Thomas H. Pollihan
                                                 Vice President, Secretary and
                                                 General Counsel

St. Louis, Missouri
July 11, 1996

  P

  R

  O

  X

  Y

                            KELLWOOD COMPANY
           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     ANNUAL MEETING AUGUST 22, 1996


WILLIAM J. MCKENNA, THOMAS H. POLLIHAN, JANE B. CAMPBELL, and each of them, are hereby appointed proxies of the Shareowner(s) signing the reverse side hereof, with power of substitution acting by a majority of the proxies present and voting, or if only one proxy is present and voting then acting by that one, to vote the shares of Kellwood Company common stock which the Shareowner(s) is (are) entitled to vote, at the ANNUAL MEETING OF SHAREOWNERS to be held at 600 Kellwood Parkway, St. Louis, Missouri on August 22, 1996, at 9:00 A.M., and at any adjournment thereof, with all the powers the signing Shareowners would possess if present. The proxies are instructed to vote as specified on the REVERSE SIDE.

ELECTION OF DIRECTORS: FOR the maximum number      (change of address)
                       of nominees listed below
                       (except as indicated on
                       the reverse side) who (as
                       selected by the Proxies
                       in their discretion) may    _____________________________
                       be elected pursuant to      _____________________________
                       cumulative voting.          _____________________________
                                                   _____________________________
J. M. Hunter, J. C. Jacobsen                       (If you have written in the
J. S. Marcus, W. J. McKenna                        above space, please mark the
                                                   corresponding box on the
                                                   reverse side of this card.)


The shares represented by this Proxy will be voted as specified by the Shareowner(s), SEE REVERSE SIDE, but if no specification is made, this Proxy will be voted FOR the election of Directors and FOR each of the matters set forth on the REVERSE SIDE, all as set forth in the notice of annual meeting dated July 11, 1996, and the accompanying Proxy Statement. Discretion will be used with respect to voting such other matters as may properly come before the meeting.
                                                                ---------------
                                                                ! SEE REVERSE !
                                                                !    SIDE     !
                                                                ---------------
000000

         / X /     Please mark your votes as in this example.

                                                        FOR             WITHHELD

         1. Election of Directors (see reverse)        /  /              /  /




         For, except vote withheld from the following nominee(s):

         ______________________________________________


                                                                        Change
                                                                /  /      of
                                                                        Address



SIGNATURE(S) ___________________________________________   DATE_________________

SIGNATURE(S) ___________________________________________   DATE ________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                               Appendix

     Page 13 of the printed proxy contains a performance graph. The information contained in the graph is depicted in the table that immediately follows the graph.